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                                                                  EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

      Employment Agreement (the "Agreement") made as of the 4th day of January, 1999 by and between PHOENIX COLOR CORP., a Delaware corporation ( the "Company") and Carl E. Carlson (the "Employee").

                                   RECITALS

      A. The Employee has been an officer, director and a principal shareholder of Mid-City Lithographers, Inc. ("Mid-City"), for a substantial period, has been active in the management and business operations of Mid-City, and has acquired special expertise and knowledge in connection therewith.

      B. The Company is acquiring all of the issued and outstanding shares of Mid-City, pursuant to a Acquisition Agreement dated November 30, 1998 (the "Acquisition Agreement") among the Company, the Employee and other parties, and will henceforth operate the business formerly conducted by Mid-City.

      C. The Employee desires to commence active employment with the Company, in connection with the business formerly operated through Mid-City, and the parties desire to set forth the terms and conditions under which the Employee will be now employed by the Company.
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      NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

      1. Employment; Term. Subject to the terms and conditions of this Agreement, the Company will employ the Employee for a term of one year commencing on the date of this Agreement (the "Employment Period").

      2. Title and Duties

            2.1 The Employee's title will be mutually agreed upon by the Employee and Chairman of the Company (the "Chairman"). The duties and responsibilities of the Employee will be generally assigned by the Chairman, and are subject to review and adjustment by the Company's Board of Directors, provided that any duties and responsibilities shall not be inconsistent with Employee's position as a senior officer of the Company.

            2.2 Employee shall diligently and faithfully use his best efforts to further the interests of the Company, and shall make available and devote substantially all of his working time for the performance of services under this Agreement.

      3. Compensation.

            3.1 For all of the services to be rendered by the Employee during the Employment Period, the Employee shall receive a salary of $170,000 per year, payable at the times and for the same compensation periods as those in effect for senior management of the Company.

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            3.2 The Employee shall be accorded the right to participate in and receive benefits under and in accordance with the provisions of the Company's health insurance, life insurance, pension, disability, deferred compensation, incentive, or profit-sharing plans or programs of the Company, either in existence as of the date hereof or hereafter adopted, and in which other senior management of the Company may participate, as determined by the Company's Board of Directors.

            3.3 In the event of the failure, refusal or inability of the Sellers (as defined in the Acquisition Agreement) to comply with the indemnification provisions of the Acquisition Agreement and/or the non-payment of any bona-fide Company indemnification claims from the Escrow Fund (by reason of exhaustion of such Escrow Fund or otherwise) as defined and provided for in the Acquisition Agreement, the Company shall have the right to withhold and offset, up to the amount of its claims for such indemnification, any sums due to the Employee under this Section 2, with notice of any such offset to be given to the Employee.

      4. Vacations. The Employee shall be entitled to paid vacation in the aggregate amount provided for other similarly situated senior officers of the Company during the Employment Period. Unused vacation shall not carry-over or accrue from year to year.

      5. Reimbursement of Business Expenses. The Employee shall be entitled to reimbursement of all reasonable and necessary accountable business expenses incurred by him for and on behalf of the Company in the performance of his duties during the Employment Period, pursuant to Company policies concerning such expenses and the reporting and documentation thereof.

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      6. Disability Payments; Credit. In the event that the Employee shall receive any payment in the nature of disability compensation under the terms of any Company disability policy which provides disability payment benefits to Company employees, the amount of any such disability compensation received by the Employee for the disability period shall be credited against and deducted from the amount of salary payable under Section 3.1 above.

      7. Confidentiality. In view of the fact that the Employee will have access to Confidential Information (as defined below) of the Company, the Employee agrees to keep secret and retain in the strictest confidence all such information, as follows:

            (a) "Confidential Information" means any and all proprietary or non-public information relating to Company and its business, including, but not limited to, customer lists and profiles, product pricing and pricing methods, vendor lists, information on Company costs and markups, marketing, sales and distribution plans and information, lists of employees and representatives, information on compensation of Company personnel, operational methods, financial statements, credit and financing plans, expansion plans and the like; provided, however, that Confidential Information shall not include information that (i) is independently developed by the Employee without use of or reliance on any Confidential Information; (ii) the Employee lawfully obtains from any third party who, to the best knowledge of the Employee, has not unlawfully obtained such information; (iii) is published or generally disclosed to the public by the Company; or (iv) is otherwise in the public domain.

            (b) The Employee will not, at any time (other than as may be required or appropriate in connection with the performance by him of his duties hereunder) directly or indirectly, use,

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communicate, disclose or disseminate any Confidential Information in any manner whatsoever, except as may be required under legal process by subpoena or other court or administrative order.

            (c) The Employee, upon any termination of his employment, shall deliver to the Company any records, reports and other documents of the Company which he may then possess or have under his control.

      8. Injunctive Relief.

            8.1 The parties hereby acknowledge and agree that (i) the Company may be irreparably injured in the event of a breach by the Employee of any of his obligations under Section 7 of this agreement, (ii) monetary damages will not be an adequate remedy for any such breach, (iii) the Company will be entitled to injunctive relief, without the necessity of posting a bond, in addition to any other remedy which it may have, in the event of any such breach.

            8.2 The right of the Company to obtain injunctive relief shall be independent of, and separately enforceable from, all other rights and remedies of the Company available under law or in equity.

      9. Representations of Employee. The Employee hereby represents and warrants as follows:

            (a) The Employee is not under any contractual obligation, restriction or disability which would limit or hinder the undertaking of contemplated activities for the Company.

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            (b) Except as disclosed in writing to the Company, the Employee is not subject to any pending or threatened claims against him, and there are no pending or threatened court or regulatory proceedings, investigations, enforcement actions or other proceedings by any governmental authority concerning any past activities of the Employee.

      10. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, or by express delivery service, to the party for whom intended at such party's last known business or residence address.

      11.   Miscellaneous Provisions.

            11.1 This Agreement shall be deemed to be made under and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, and without reference to any conflict of law provisions. The parties agree that any claims arising hereunder shall be brought in court of general jurisdiction in the County and State of New York, and waive any objection to the jurisdiction of such court.

            11.2 Any notices required or permitted under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, by personal delivery or by overnight express delivery service, addressed to the respective parties at the address which each has designated for such purpose.

            11.3 This Agreement shall inure to the benefit of the Company and its successors but is not assignable except with the written consent of both parties.

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            11.4 This Agreement constitutes and expresses the whole agreement of the parties in reference to its subject matter. The rights and remedies of the parties hereunder shall not be exclusive and shall supplement and be in addition to the rights and remedies available to each of them by contract, at law or in equity or otherwise and all such rights and remedies (hereunder or otherwise) may be exercised singly, concurrently or successively. This Agreement may not be amended, modified or supplemented except by a writing signed by each of the parties hereto.

            11.5 In case any one or more of the covenants, agreements, provisions or terms contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, provisions or terms contained herein shall be in no way affected, prejudiced or disturbed thereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               PHOENIX COLOR CORP.

                               By: /s/ Edward Lieberman
                                   -------------------------------
                                       Authorized Officer

                                   /s/ Carl E. Carlson
                                   -------------------------------
                                   Employee: Carl E. Carlson


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